SUBITEM 77E

LEGAL PROCEEDINGS

Since October 2003 Federated
and related entities
collectively Federated
and various Federated
funds Funds have been
 named as defendants
 in
several class action
lawsuits now pending
in the United States
District Court for
the District of Maryland
 The lawsuits were
purportedly filed on
behalf of people who
purchased owned and/or
 redeemed shares of
 Federatedsponsored
mutual funds during
specified periods
beginning November
1 1998 The suits are
generally similar in
 alleging that Federated
 engaged in illegal and
improper trading practices
including market timing
and late
trading in concert with
certain institutional traders
 which allegedly caused financial
 injury to the mutual fund
shareholders These lawsuits
began to
be filed shortly after
 Federateds first public
 announcement that it had
received requests for
information on shareholder
trading activities in the
Funds from the SEC the
Office of the New York
State Attorney General
NYAG and other authorities
 In that regard on November 28 2005
Federated announced that
it had reached final settlements
 with the SEC and the NYAG
with respect to those matters
 Specifically the SEC and
NYAG settled proceedings
against three Federated
subsidiaries involving
 undisclosed market timing
arrangements and late
 trading The SEC made
findings that Federated
Investment Management
 Company FIMC an SECregistered
investment adviser to
various Funds and Federated
Securities
Corp an SECregistered
brokerdealer and distributor
 for the Funds violated
provisions of the Investment
Advisers Act and Investment
Company Act
by approving but not
disclosing three market
timing arrangements or
the associated conflict
of interest between FIMC
 and the funds involved in
the arrangements either
 to other fund shareholders
or to the funds board and
that Federated Shareholder
Services Company formerly
 an
SECregistered transfer agent
 failed to prevent a customer
and a Federated employee
from late trading in
violation of provisions
 of the Investment
Company Act The NYAG
 found that such conduct
violated provisions of
New York State law Federated
 entered into the settlements
without
admitting or denying the
regulators findings As
 Federated previously
reported in 2004 it has
already paid approximately
 80 million to certain funds
as determined by an independent
 consultant As part of
these settlements Federated
 agreed to pay disgorgement
 and a civil money penalty
in the
aggregate amount of an additional
 72 million and among other
things agreed that it would
 not serve as investment
adviser to any registered
investment company unless
i at least 75 of the funds
 directors are independent
 of Federated ii the chairman
 of each such fund is
independent of
Federated iii no action may
be taken by the funds board
or any committee thereof
unless approved by a majority
of the independent trustees of
the fund or committee
respectively and iv the
fund appoints a senior
 officer who reports to
the independent trustees
and is responsible for
monitoring compliance by
 the fund with applicable
laws and fiduciary duties
 and for managing the
process by which management
 fees charged to
a fund are approved The
settlements are described
in Federateds announcement
 which along with previous
 press releases and related
communications on those
matters is available in
the About Us section of
Federateds website at
 FederatedInvestorscom
Federated entities have
also been named as defendants
in several additional
lawsuits that are now
pending in the United
States District Court for
the Western District of
 Pennsylvania alleging
among other things excessive
advisory and Rule 12b1 fees
The Board of the Funds
retained the law firm of
 Dickstein Shapiro LLP
to represent the Funds
in each of the lawsuits
described in the
preceding two paragraphs
 Federated and the Funds
and their respective counsel
 have been defending this
litigation and none of the
 Funds
remains a defendant in any
of the lawsuits though some
 could potentially receive
 any recoveries as nominal
defendants Additional
lawsuits based
upon similar allegations
may be filed in the future
The potential impact of these
 lawsuits all of which seek
unquantified damages attorneys
 fees
and expenses and future potential
 similar suits is uncertain
Although we do not believe that
 these lawsuits will have a
material adverse effect on
the Funds there can be no
assurance that these suits
 ongoing adverse publicity
and/or other developments
 resulting from the regulatory
investigations will not result
 in increased Fund redemptions
reduced sales of Fund shares or
other adverse consequences for
 the Funds